Exhibit 18 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of
     FEDERATED INDEX TRUST                                        and the Deputy
General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE

/S/ John F. Donahue           Chairman           December 1, 1995
John F. Donahue                (Chief Executive Officer)
/s/ Glen R. Johnson           President          December 1, 1995
Glen R. Johnson


/s/ J. Christopher Donahue    Executive Vice PresidentDecember 1, 1995
J. Christopher Donahue


/s/ David M. Taylor           Treasurer          December 1, 1995
David M. Taylor                 (Principal Financial
                           and Accounting Officer)


/s/ Thomas G. Bigley          Trustee            December 1, 1995
Thomas G. Bigley


/s/ John T. Conroy, Jr.       Trustee            December 1, 1995
John T. Conroy, Jr.



SIGNATURES                    TITLE                          DATE

/s/ William J. Copeland       Trustee            December 1, 1995
William J. Copeland



/s/ James E. Dowd             Trustee            December 1, 1995
James E. Dowd

/s/ Lawrence D. Ellis, M.D.   Trustee            December 1, 1995
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.     Trustee          December 1, 1995
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Trustee            December 1, 1995
Peter E. Madden



/s/ Gregor F. Meyer           Trustee            December 1, 1995
Gregor F. Meyer



/s/ John E. Murray, Jr.       Trustee            December 1, 1995
John E. Murray, Jr.



/s/ Wesley W. Posvar          Trustee            December 1, 1995
Wesley W. Posvar



/s/ Marjorie P. Smuts         Trustee            December 1, 1995
Marjorie P. Smuts


Sworn to and subscribed before me this 1st day of December, 1995

/s/ Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept. 16, 1996